UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
August 15, 2008

BREITBURN ENERGY PARTNERS L.P.
(Exact name of Registrant as specified in its charter)

Delaware	001-33055	74-3169953
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

515 South Flower Street, Suite 4800
Los Angeles, CA 90071
(Address of principal executive office)

(213) 225-5900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 15, 2008 BreitBurn Management Company, LLC and BreitBurn GP, LLC (the “Company”) (collectively referred to as the “Employer”) entered into an Amended and Restated Employment Agreement (the “Employment Agreement”) with James G. Jackson, Executive Vice President and Chief Financial Officer of the Employer. The Employment Agreement has a commencement date of August 15, 2008 and expires on January 1, 2011, unless earlier terminated, with automatic one-year renewal terms unless either the Employer or Mr. Jackson gives written notice of termination 90 days prior to the end of the term. Pursuant to the Employment Agreement, Mr. Jackson will continue to serve as Executive Vice President and Chief Financial Officer of the Employer and will have powers and duties and responsibilities that are customary to those positions and that are assigned to him in connection with the general management and supervision of the operations of the Employer. He will continue to report to the Co-Chief Executive Officers of the Employer.

The Employment Agreement provides for an annual base salary of $300,000, subject to possible increases through the normal salary review process. In addition, Mr. Jackson also will continue to be eligible to participate in the Employer’s Short Term Incentive Plan (“STIP”) which is paid as an annual cash bonus based on the attainment of performance criteria established by the Employer’s Board of Directors (the “Board”). The target and maximum amounts payable to Mr. Jackson under the STIP will be 75% and 150% of his annual base salary, respectively. The STIP bonuses are made at the sole discretion of the Board.

In the event that Mr. Jackson’s employment is terminated by the Employer without “cause” or by Mr. Jackson with “good reason” (each as defined in the Employment Agreement), he will be entitled, in addition to compensation and benefits accrued prior to such termination, to (i) a lump-sum payment equal to one and one-half times the sum of his base salary and his average annual bonus for the two preceding years, (ii) payment of a pro-rated bonus for the year in which the termination occurs (a “Pro-Rated Bonus”), and (iii) up to eighteen months of continuation healthcare benefits for him and his dependents at the same cost to Mr. Jackson as immediately prior to his termination (“COBRA Benefits”). If Mr. Jackson’s employment terminates due to his death or disability, in addition to accrued compensation and benefits, he and/or his dependents will receive COBRA Benefits and the Pro-Rated Bonus. The Employment Agreement also provides for customary confidentiality, non-solicitation and indemnification protections.

The above summary of the terms of the Employment Agreement with James G. Jackson is qualified in its entirety by reference to the Employment Agreement itself, a copy of which is attached to this Report as Exhibit 10.1 hereto and is incorporated in this Item 5.02 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Amended and Restated Employment Agreement dated August 15, 2008 among BreitBurn Management Company, LLC, BreitBurn GP, LLC and James G. Jackson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BREITBURN ENERGY PARTNERS L.P.

		By:	BreitBurn GP, LLC,
its general partner

Date:	August 15, 2008	By:	/s/ Halbert S. Washburn
Halbert S. Washburn
Co-Chief Executive Officer